UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

     FAIRFIELD FUTURES FUND L.P. II
 (Exact name of registrant as specified in its charter)

New York	000-51282	56-2421596
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                           (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events
The Registrant, together with certain other pools operated by Ceres Managed Futures LLC (the “General Partner”), invests substantially all of its assets in CMF Graham Capital Master Fund L.P. (the “Master Fund”).  The Master Fund is traded by Graham Capital Management, L.P. (the “Advisor”).  The Advisor also trades Managed Futures Premier Graham L.P. (“Premier Graham”), another fund operated by the General Partner.  After reviewing the strategies and current asset levels of the Registrant and other pools advised by the Advisor, the General Partner has determined that it would be in the best interest of the Registrant and certain other pools for them to be consolidated into one investment fund.  Please be advised that the General Partner intends to consolidate the Registrant with Premier Graham by the end of this year.  Premier Graham is traded pursuant to the same trading strategy as the strategy traded for the Registrant.
On or before December 31, 2014, the General Partner intends to contribute the Registrant’s interests in the Master Fund, along with all of the Registrant’s cash, to Premier Graham in exchange for units of limited partnership (“Premier Graham Units”).  Following the close of business on December 31, 2014, the General Partner will effect a pro rata in-kind distribution of the Premier Graham Units to all of the Registrant’s Limited Partners as of that date.  Following the distribution, each investor in the Registrant will own Premier Graham Units equal in value to the investor’s interest in the Registrant as of the close of business on December 31, 2014.  Also following the distribution, all units of limited partnership in the Registrant will have a net asset value of zero.  The Registrant will be dissolved and terminated in accordance with the terms of its limited partnership agreement.
There are no material differences between the Registrant and Premier Graham.  As noted above, the assets of Premier Graham are traded by the same advisor pursuant to the same trading strategy as the Registrant, and Premier Graham has the same redemption and exchange terms as the Registrant.  The General Partner believes that consolidating these similarly situated funds will provide economies of scale for the Registrant and Premier Graham, potentially resulting in greater operational efficiency and fixed cost savings for investors.  The General Partner anticipates that the aggregate fees and expenses associated with an investment in Premier Graham will be equal to or less than those associated with the Registrant, and certain fixed operating expenses will be reduced as a result of the consolidated fund’s larger asset base.
A notice describing the consolidation plan was sent to the Registrant’s investors on November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairfield Futures Fund L.P. II

By: Ceres Managed Futures LLC, General Partner

By/s/Patrick T. Egan
Patrick T. Egan
President and Director

Date:  November 12, 2014